Exhibit 99.1

Contact: Jane Washburn

239.542.0643 x6291

janewashburn@wincorporate.com

Whitney Information Network to Launch a ‘Money Revolution’ with Ken & Daria Dolan

CAPE CORAL, FL – (PR NEWSWIRE) – March 25, 2009 – Whitney Information Network, Inc. (Pink sheets: RUSS) (WIN) has announced a strategic alliance with personal finance experts Ken and Daria Dolan to provide training and services designed to help the average person secure their financial future.

The new venture, dubbed “Ken & Daria Dolans’ Money Revolution,” will combine the Dolans’ vast knowledge of personal finance with WIN’s proven ability to create and distribute financial literacy training through multiple distribution channels.

“Our company has long been a leader in preparing people to excel as investors in real estate and financial instruments,” explained Whitney CEO Chuck Peck.  “But, in today’s challenging economic climate, many people have an urgent need for training in the basics of personal finance. The Dolans’ stellar reputation for communicating essential information in a way that’s lively, fun, and — most importantly – memorable, makes them a natural partner for this project. We are very excited to enhance our core offerings with this much-needed information on family money matters.”

The Dolans, often referred to as “America’s First Family of Personal Finance,” share Peck’s notion that people presently are experiencing economic pain.

Says Daria Dolan, “Through our nationally syndicated radio show and numerous TV appearances, we’ve heard from thousands of people. The message is clear. Current times call for a hands-on approach to educating people on how to live money smart, debt-free and cash rich. That’s what the Money Revolution is all about.”

“We want to get this information out quickly and into as many hands as possible,” adds Daria’s husband, Ken. “So, to kick off this venture, we’re making a large amount of valuable information available free-of-charge to anyone who visits our new instructional website.”

Beginning April 2, 2009, visitors to www.dolansmoneyrevolution.com will be able to download three special reports: “20 Ways to Save Money This Week,” “5 Ways to Invest Your Money in This Economy” and “How Much Do You Need to Retire?”

In addition, the website also will feature on-demand videos focused on debt/credit management, retirement planning and investment basics, a topic that WIN and the Dolans call “Investing 101.”

The Dolans also are working with WIN to develop both online and on-demand classes as well as live classroom training on family money matters. Live training sessions are scheduled to take place in major cities throughout the United States and Canada beginning early May 2009.

Peck sums up the appeal of this new partnership succinctly: “During these difficult times, who doesn’t need the Dolans? You have too much to lose without this valuable training.”

About the Dolans

For nearly 20 years on WOR Radio in the New York metro marketplace and 15 years in national syndication, Ken and Daria Dolan, “America’s First Family of Personal Finance,” delivered award-winning, timely and actionable personal financial information with their unique, entertaining and engaging style.

About Whitney Information Network, Inc.:

Whitney Information Network, Inc. (Pink Sheets: RUSS) is a provider of educational training courses to help students become financially literate through specialized instruction and mentoring. The company provides students with comprehensive instruction and mentoring in real estate and financial instruments investing, personal finance, entrepreneurism and self-development in the United States, United Kingdom, Canada and Costa Rica. Additional information can be found at www.wincorporate.com.

Special Note Regarding Forward Looking Statements:

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results or performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include those factors which can be found in our Form 10-K for the year ended December 31, 2007 and our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jane Washburn

239.542.0643 x6291

janewashburn@wincorporate.com